UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2018

Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2018, Cross Country Healthcare, Inc. (the “Company”) appointed William J. Burns as Chief Operating Officer of the Company. Mr. Burns, age 47, has served as the Company’s Chief Financial Officer since April 1, 2014. Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm. Mr. Burns’ base salary will be $525,000 per year, and on an annual basis he will be eligible to receive a target bonus of 75% of his base salary as a short term incentive and 150% of his base salary as a long-term incentive pursuant to plans approved by the Company.

On January 25, 2018, Mr. Christopher R. Pizzi, age 46, was appointed Senior Vice President and Chief Financial Officer to succeed Mr. Burns. Mr. Pizzi has served as the Company’s Corporate Controller since December 1, 2014. From September 2013 to April 2014, Mr. Pizzi served as Assistant Vice President, Corporate Finance and Accounting at Health Management Associates, Inc. (“HMA”), Director of Corporate Accounting at HMA from January 2011 to September 2013, and Assistant Corporate Controller at HMA from April 2006 to January 2011. He is a certified public accountant. Mr. Pizzi’s base salary will be $350,000 per year, and on an annual basis he is eligible to receive a target bonus of 70% of his base salary as a short term incentive and 125% of his base salary as a long-term incentive pursuant to plans approved by the Company.

Mr. Burns’ existing employment agreement, which has been amended to reflect his new title and compensation, will remain in effect. Mr. Pizzi is an at-will employee who participates in certain benefit programs and plans of the Company. Messrs. Burns and Pizzi are subject to confidentiality, non-solicit and non-compete agreements. There are no arrangements or understandings between Messrs. Burns and Pizzi and any other persons pursuant to which they were selected as officers and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, Ms. Vickie L. Anenberg, President of the Company’s Cross Country Staffing, Inc. subsidiary, is leaving the Company, effective April 1, 2018. Cross Country Staffing, Inc. has been restructured into two divisions which will be managed by two newly appointed divisional presidents. Buffy S. White, who has served as the Company’s Senior Vice President, Recruiting Strategy and Operations since September 2016, has been promoted to President – Travel Nurse and Allied Division, and Marisa Zaharoff has been promoted from SVP- Branch Operations to President- Branch Operations. Prior to joining the Company, Ms. White served in various capacities at Pontoon and Adecco since 2006, most recently as Executive Vice President, Global Services and Solutions Consulting. Ms. Zaharoff, a registered nurse, has been managing the Company’s branch network since 2014. Prior to joining the Company, Ms. Zaharoff was an executive at Medical Staffing Healthcare Network.

Item 8.01	Other Events.

Incorporated by reference is a press release issued by the Company on January 25, 2018 and attached hereto as Exhibit 99.1. This information is being furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated January 26, 2018, between William J. Burns and Cross Country Healthcare, Inc.

99.1	Press Release issued by the Company on January 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	January 26, 2018	By:	/s/ William J. Grubbs
Name: William J. Grubbs
Title: President, Chief Executive Officer